UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 11, 2007
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 11, 2007, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Insteel Industries, Inc. (the “Company”) approved (a) increases in the annual base salaries of certain executive officers, and (b) increases in the target value of equity-based long-term incentives to be granted to executive officers.
     The Committee approved increases in the annual salaries of H.O. Woltz III, the Company’s President and Chief Executive Officer, from $405,000 to $430,000, and Michael C. Gazmarian, the Company’s Chief Financial Officer and Treasurer, from $235,000 to $250,000. In both cases, the increases will be effective January 28, 2007.
     The Committee also approved increases in the target value of equity-based long-term incentives to be granted to executive officers as shown in the table below:

	Fiscal 2006 Long-Term	New Annual Long-Term
Name and Position	Incentive Target Value	Incentive Target Value
H.O. Woltz III President and Chief Executive Officer	$325,000	$600,000

Michael C. Gazmarian Chief Financial Officer and Treasurer	$145,000	$275,000

James F. Petelle Vice President – Administration and Secretary	$90,000	$110,000
     Long-term incentives are split equally between stock options and grants of restricted stock. One-half of the option grants and restricted stock awards will be made on the date of the Company’s Annual Meeting (February 13, 2007) and the remaining half of the option grants and restricted stock awards will be made six months from the Annual Meeting date (August 13, 2007). Long-term incentives are granted pursuant to the 2005 Equity Incentive Plan of Insteel Industries, Inc., approved by shareholders on Feb. 15, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: January 16, 2007	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: January 16, 2007	By:	/s/ James F. Petelle
James F. Petelle
Vice President – Administration and Secretary